UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

American Skandia Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLEASE READ

IMPORTANT NOTICE

SPECIAL MEETING OF SHAREHOLDERS OF

AST AMERICAN CENTURY STRATEGIC BALANCED PORTFOLIO

ADJOURNED TO FEBRUARY 9, 2007

The special meeting of the shareholders of the AST American Century Strategic Balanced Portfolio of American Skandia Trust that was scheduled to be held on January 19, 2007 at 10:00 a.m. will be adjourned to February 9, 2007 at 10:00 a.m. The meeting will be held at the offices of Prudential Investments LLC, Gateway Center Three, 100 Mulberry Street, 14th Floor, Newark, New Jersey.

Enclosed you will find the Proxy Statement and voting instruction card relating to the proposal that will be considered at the special meeting. Please review these materials carefully.

You may cast your vote in person at the special meeting. If you do not expect to attend the special meeting in person, you are requested to complete, date, and sign the enclosed voting instruction card and return it promptly in the envelope provided for that purpose. Alternatively, you may vote by telephone as described in the enclosed Proxy Statement. The enclosed voting instruction card is being solicited on behalf of the Board of Trustees of American Skandia Trust.